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                                FCG ENTERPRISES, INC.
                     NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN
                              (ADOPTED: AUGUST 22, 1997)




SECTION 1.  PURPOSE

     The purpose of the Non-Employee Director Restricted Stock Plan is to provide incentives and rewards for Non-Employee Directors by making them participants in The Company's success. Additionally, by virtue of the mandatory nature of the Plan, each Participant will have a direct stake in the Company's performance.

SECTION 2.  DEFINITIONS

     2.1 "Agreement" shall mean the Non-Employee Director Restricted Stock Agreement attached hereto as Exhibit "A."

     2.2    "BOARD" shall mean the Board of Directors of the Company.

     2.3 "COMMON STOCK" or "STOCK" shall mean the Company's Common Stock as described in the Company's Articles of Incorporation.

     2.4 "COMPANY" shall mean FCG Enterprises, Inc., a California corporation, or any successor thereof.

     2.5    "DIRECTOR" shall mean a member of the Board.

     2.6 "NON-EMPLOYEE DIRECTOR" shall mean a member of the Board (or a member of the Board of Directors of the Company's wholly owned subsidiaries selected by the Board) who is not an employee of the Company;

     2.7 "PARTICIPANT" shall mean those Non-Employee Directors who participate in this Plan.

     2.8 "PLAN" shall refer to the FCG Enterprises, Inc. Non-Employee Director Restricted Stock Plan, as may be amended from time to time.

     2.9 "VOTING STOCK" shall mean all shares of common stock of the Company which have voting rights, regardless of the class thereof.

SECTION 3.  ADMINISTRATION AND AUTHORIZATION

     3.1 PLAN ADMINISTRATION. The Plan shall be administered by the Board.

     3.2 PARTICIPATION. All Non-Employee Directors shall participate in the Plan, as provided in the Agreement.

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     3.3    AUTHORIZATION.  Any determination, decision, or action of the
Board in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Participants and any person claiming under or through a Participant, unless otherwise determined by the Board. No member of the Board shall be liable for any determination, decision, or action made in good faith with respect to the Plan or shares of Stock granted under the Plan. The Company shall indemnify and hold harmless the members of the Board from and against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission, in connection with the performance of such persons' duties, responsibilities, and obligations under the Plan, other than such liabilities, costs, and expenses as may result from the bad faith, willful misconduct, or criminal acts of such persons.

SECTION 4.  STOCK SUBJECT TO PLAN

     The stock to be issued under the Plan shall be the Company's Common
Stock.

SECTION 5.  ELIGIBILITY

     All Non-Employee Directors of the Company shall participate in the Plan.

SECTION 6.  STOCK PURCHASE TERMS AND RESTRICTIONS

     The terms and conditions under which shares of Common Stock will be purchased and sold are as set forth in the form(s) of Agreement attached hereto as Exhibit "A" and incorporated herein by reference. For a Participant to participate in the Plan, both the Participant and the Company must execute the Agreement.

SECTION 7.  ADJUSTMENTS IN STOCK

     7.1 If any change is made in the Stock subject to the Plan, or subject to any Agreement (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the type(s) and maximum number of securities subject to the Plan, and the outstanding Agreements will be appropriately adjusted in the type(s) and number of securities and, if applicable, the price per share of Stock. Such adjustments shall be made by the Board the determination of which shall be final, binding and conclusive. (A "transaction not involving the receipt of consideration by the Company" shall not include the conversion of any convertible securities of the Company or a reincorporation of the Company.)

     7.2    In the event of a Change in Control (as defined herein) either:

     (i) any surviving corporation or acquiring corporation shall assume or continue the Plan and all rights and obligations under outstanding Agreements under the Plan, or

     (ii) in the event any surviving corporation or acquiring corporation refuses to assume or continue the Plan and such rights and obligations, the Stock subject to each outstanding

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Agreement shall be fully vested immediately prior to such Change in Control and the Plan and all related Agreements terminated after such event.

     7.3 For purposes of the Plan, a "Change in Control" shall mean: (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

SECTION 8.  MISCELLANEOUS PROVISIONS

     8.1 NON-TRANSFERABILITY OF SHARES OF STOCK. Except as otherwise set forth in the Agreement, no shares of Stock issued pursuant to the Plan may be sold, transferred, pledged or hypothecated (collectively "Transfer") without the prior written consent of the Company. Any Transfer in violation of the foregoing shall be void ab initio.

     8.2 RESTRICTIONS ON ISSUANCE OF SHARES OF STOCK. No shares of Stock shall be issued or delivered unless and until there shall have been compliance with all applicable requirements (including exemptions) of the Securities Act of 1933, as amended, all applicable state securities laws, and any other requirement of law or of any regulatory body having jurisdiction over such issuance and delivery. The inability of the Company to obtain any required permits, authorizations, or approvals necessary for the lawful issuance and sale of any shares of Stock hereunder on terms deemed reasonable by the Board shall relieve the Company, the Board, and the Committee of any liability in respect of the non-issuance or sale of such shares of Stock as to which such requisite permits, authorizations, or approvals shall not have been obtained.

     As a condition to the granting of shares of Stock under the Plan, the Board may require the person receiving the shares of Stock to make such representations and/or warranties to the Company as may be required under any applicable law or regulation, including but not limited to a representation that the shares of Stock are being acquired only for investment and without any present intention to sell or distribute such shares of Stock.

     8.3 TAX WITHHOLDING. The Board shall make such provisions and take such steps as it deems necessary or appropriate for the withholding of any federal, state, local, and other tax required by law to be withheld with respect to the issuance of shares of Stock under the Plan, including, but without limitation, the deduction of the amount of any such withholding tax from any compensation or other amounts payable to the Participant by the Company, or requiring a Participant (or the Participant's beneficiary or legal representative) as a condition of issuing the shares of Stock, to pay to the Company any amount required to be withheld, or to execute such

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other documents as the Board deems necessary or desirable in connection with the satisfaction of any applicable withholding obligation.

     8.4 LEGENDS ON STOCK CERTIFICATES. Each share certificate representing shares of Stock acquired under this Plan shall be endorsed with all legends, if any, required by applicable federal and state securities laws to be placed on the certificate. The determination of which legends, if any, shall be placed upon the share certificates shall be made by the Board in its sole discretion and such decision shall be final and binding.

     8.5 TERMINATION, SUSPENSION, AND AMENDMENT. The Board may amend, alter, and/or terminate the Plan at any time, prospectively or retroactively, and may amend the form of Agreement; provided, however, that unless required by applicable law, rule, or regulation, no amendment of the Plan or of the Agreement shall affect in a material and adverse manner any awards of shares of Stock granted prior to the date of any such amendment without the consent of the affected Participant(s).

     8.6 GOVERNING LAW. The Plan shall be governed by, construed and enforced in accordance with the internal laws of the State of California, provided that the Agreements may be governed by other applicable law specified in the Agreements.

     8.7 BINDING UPON SUCCESSORS. The terms and provisions of the Plan shall be binding upon the heirs, executors, administrators, personal representatives, and permitted successors and assigns of a Participant.

     8.8 NUMBER AND GENDER. As used in this Plan, words in the singular shall include the plural and words in a particular gender shall include either or both genders when the context in which such words are used indicates that such is the intent.

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